Table of Contents

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of

the Securities Exchange Act of 1934

Check the appropriate box:
☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement

NexPoint Real Estate Finance, Inc.
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11

300 Crescent Court

Suite 700

Dallas, Texas 75201

NOTICE OF STOCKHOLDER ACTION TAKEN PURSUANT TO WRITTEN CONSENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

To the stockholders of NexPoint Real Estate Finance, Inc.:

The enclosed information statement (the “Information Statement”) is being distributed to the holders of record as of the close of business on January 31, 2024 (the “Record Date”) of the common stock, par value $0.01 per share (the “Common Stock”), of NexPoint Real Estate Finance, Inc. (the “Company”). We intend to first make this Information Statement available to stockholders on or about February 5, 2024.

The purpose of the Information Statement is to inform you of action taken by the holders of a majority of the Company’s voting power. The Company has received from The Dugaboy Investment Trust (“Dugaboy”), James D. Dondero, NexPoint Real Estate Strategies Fund (“NRESF”), Highland Global Allocation Fund (“HGLB”), Highland Opportunities and Income Fund (“HFRO”), NexPoint Real Estate Partners, LLC (“NREP”), NexPoint Capital, Inc. (“NexPoint Capital”), NexPoint Real Estate Opportunities, LLC (“NREO”), and The Ohio State Life Insurance Company (“Ohio Life Insurance”, and collectively with Dugaboy, Mr. Dondero, NRESF, HGLB, HFRO, NREP, NexPoint Capital, and NREO, the “Approving Stockholders”) an action by written consent of stockholders (the “Written Consent”) executed by the Approving Stockholders approving:

1.

in accordance with Section 312.03 of the New York Stock Exchange Listed Company Manual (“Section 312.03”), the issuance of shares of Common Stock (i) generally and (ii) to Related Parties (as defined herein), in each case, upon the redemption of any and all of the shares of 9.00% Series B Cumulative Redeemable Preferred Stock, par value $0.01 (the “Series B Preferred Stock”), of the Company purchased by investors in a registered continuous offering, as more fully described in the Information Statement (the “Preferred Redemptions”).

Section 2-505 of the Maryland General Corporation Law (the “MGCL”) and our organizational documents permit any action that may be taken at a meeting of the stockholders to be taken by written consent by the holders of a majority of the voting power of the outstanding capital stock of the Company required to approve the action at a meeting. Accordingly, the Approving Stockholders, which together hold a majority of the issued and outstanding Common Stock, have executed the Written Consent approving the Preferred Redemptions.

A copy of the Written Consent is set forth in Exhibit A to the Information Statement.

All necessary corporate approvals in connection with the matters referred to in this Information Statement relating to the Preferred Redemptions have been obtained, and the Company may implement the Preferred Redemptions upon providing necessary notice to its non-consenting stockholders in accordance with the MGCL and the U.S. federal securities laws. This Information Statement is being furnished to all common stockholders of the Company pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, solely for the purpose of informing the non-consenting common stockholders of the Preferred Redemptions before the Company takes such actions set forth in the Written Consent. In accordance with Rule 14c-2 under the Exchange Act, the Company may implement the Preferred Redemptions no sooner than 20 calendar days after the definitive form of the accompanying Information Statement is first being mailed to the Company’s stockholders.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is being provided to you for your information to comply with the Exchange Act requirements. You are urged to read this Information Statement carefully in its entirety. No action is required on your part in connection with this document. No stockholder meeting will be held in connection with this Information Statement.

By Order of the Board of Directors,

Brian Mitts
Chief Financial Officer, Executive VP-Finance,
Secretary and Treasurer
Dallas, Texas
February 1, 2024

NexPoint Real Estate Finance, Inc.

300 Crescent Court

Suite 700

Dallas, Texas 75201

INFORMATION STATEMENT

NOTICE OF ACTION BY WRITTEN CONSENT OF THE STOCKHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

The purpose of the Information Statement is to inform you of action taken by the holders of a majority of the voting power of NexPoint Real Estate Finance, Inc. (the “Company,” “we,” “us,” or “our”). The Company has received from The Dugaboy Investment Trust (“Dugaboy”), James D. Dondero, NexPoint Real Estate Strategies Fund (“NRESF”), Highland Global Allocation Fund (“HGLB”), Highland Opportunities and Income Fund (“HFRO”), NexPoint Real Estate Partners, LLC (“NREP”), NexPoint Capital, Inc. (“NexPoint Capital”), NexPoint Real Estate Opportunities, LLC (“NREO”), and The Ohio State Life Insurance Company (“Ohio Life Insurance,” and collectively with Dugaboy, Mr. Dondero, NRESF, HGLB, HFRO, NREP, NexPoint Capital, and NREO, the “Approving Stockholders”) an action by written consent of stockholders (the “Written Consent”) executed by the Approving Stockholders approving:

1.         in accordance with Section 312.03 of the New York Stock Exchange Listed Company Manual (“Section 312.03”), the issuance of shares of the common stock, par value $0.01 per share, (the “Common Stock”) of the Company (i) generally and (ii) to Related Parties (as defined herein), in each case, upon the redemption of any and all of the shares of 9.00% Series B Cumulative Redeemable Preferred Stock, par value $0.01 (the “Series B Preferred Stock”), of the Company purchased by investors in a registered continuous offering, as more fully described in the Information Statement (the “Preferred Redemptions”).

ACTION BY WRITTEN CONSENT; NO VOTE REQUIRED

As the Preferred Redemptions has been duly authorized and approved by the written consent of the holders of at least a majority of our issued and outstanding voting securities, we are not seeking any consent, authorization or proxy from you. Section 2-505 of the Maryland General Corporation Law (the “MGCL”) provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for a meeting. Each stockholder of the Company is entitled to one vote for each share of Common Stock held. Approval by at least a majority of the outstanding voting power of our shares of Common Stock has been duly secured by written consent executed and delivered to us by the Authorizing Stockholders, as noted above.

As of the close of business on January 31, 2024 (the “Record Date”), there were 17,518,900 issued and outstanding shares of Common Stock. On the Record Date, the Approving Stockholders owned 8,867,206.203 shares of Common Stock, representing approximately 51% of the shares of Common Stock entitled to vote. Accordingly, the Written Consent executed by the Approving Stockholders pursuant to MGCL Section 2-505 and delivered to us is sufficient to approve the Preferred Redemptions and no further stockholder vote or other action is required.

The MGCL does not provide for dissenters’ rights of appraisal in connection with the Preferred Redemptions, and we do not intend to independently provide stockholders with any such right.

NOTICE OF ACTION BY WRITTEN CONSENT

Pursuant to Section 2-505(b) of the MGCL, we are required to provide notice of the taking of corporate action without a meeting by less than unanimous written consent to those stockholders who have not consented in writing to such action not later than 10 days after the effective time of the action. This information statement serves as the notice required by Section 2-505(b) of the MGCL.

ACTION – APPROVAL OF THE PREFERRED REDEMPTIONS

Redemption and Related Party Provisions of the Series B Preferred Stock

As previously disclosed, on November 2, 2023, the Company launched a continuous registered offering of up to 16,000,000 shares of Series B Preferred Stock (the “Offering”).

Beginning on the first day of the month following the date of original issuance of the Series B Preferred Stock, the holders of the Series B Preferred Stock will have the right to require the Company to redeem shares of the Series B Preferred Stock at a redemption price equal to the liquidation preference less a redemption fee calculated thereon, plus an amount equal to accrued but unpaid cash dividends thereon, if any, to but not including the date of redemption. For so long as the Common Stock is listed or admitted to trading on the New York Stock Exchange (the “NYSE”) or another national securities exchange or automated quotation system, the Company has the right, in its sole discretion, to pay the redemption price in cash or in equal value of shares of the Common Stock, based on the closing price per share of the Common Stock for the single trading day prior to the date of redemption.

Additionally, beginning on the first day of the month following the second anniversary of the date of the original issuance of the Series B Preferred Stock to be redeemed, the Company will have the right (but not the obligation) to redeem all or some portion of outstanding shares of the Series B Preferred Stock at a redemption price equal to 100% of the liquidation preference, plus an amount equal to accrued but unpaid cash dividends thereon, if any, to but not including the date of redemption. If the Company chooses to redeem any shares of the Series B Preferred Stock, for so long as the Common Stock is listed or admitted to trading on the NYSE or another national securities exchange or automated quotation system, the Company has the right, in its sole discretion, to pay the redemption price in cash or in equal value of shares of the Common Stock, based on the closing price per share of the Common Stock for the single trading day prior to the date of redemption.

Further, subject to certain restrictions, in the event of death or disability, the shares of Series B Preferred Stock held by such person may be redeemed beginning on the first day of the month following the first anniversary of the date of original issuance of such Series B Preferred Stock. Beginning on the first day of the month following the first anniversary of the date of original issuance of the shares of Series B Preferred Stock to be redeemed, the Company will redeem such shares at a redemption price equal to 95% of the liquidation preference, and beginning on the first day of the month following the second anniversary of the date of original issuance of the shares of Series B Preferred Stock to be redeemed, the Company will redeem such shares at a redemption price equal to 100% of the liquidation preference, in each case, plus an amount equal to accrued but unpaid cash dividends thereon, if any, to but not including the date of redemption. For so long as our Common Stock is listed or admitted to trading on the NYSE or another national securities exchange or automated quotation system, the Company has the right, in its sole discretion, to pay the redemption price in cash or in equal value of shares of the Common Stock, based on the closing price per share of the Common Stock for the single trading day prior to the date of redemption.

As part of a “friends and family” program, the Company may sell shares of Series B Preferred stock to NexPoint Real Estate Advisors VII, L.P. (our “Manager”), who acts as our external manager, and its affiliates, our directors and officers, the families of or persons or entities having prior relationships with any of the foregoing, or persons who are selected by the dealer manager in the Offering in consultation with the Company. As used herein, we consider a family member to be a spouse, parent, stepparent, child, stepchild, sibling, cousin, mother- or father-in-law, son- or daughter-in-law, or brother- or sister-in-law or a trust for the benefit of such persons, and includes adoptive relationships.

Shareholder Approval Required

Our Common Stock is listed on the NYSE and, as a result is subject to the rules of the NYSE.

Section 312.03(b) requires shareholder approval prior to the issuance of securities convertible into or exercisable for Common Stock, in any transaction or series of related transactions, (1) to a director, officer or substantial security holder of the Company (each a "Related Party") if the number of shares of Common Stock to be issued, or if the number of shares of Common Stock into which the securities may be convertible or exercisable, exceeds either 1% of the number of shares of Common Stock or 1% of the voting power outstanding before the issuance; or (2) in which a Related Party has a 5% or greater interest (or such person collectively has a 10% or greater interest), directly or indirectly, in the Company or assets to be acquired or in the consideration to be paid in the transaction or series of related transactions and the present or potential issuance of Common Stock or securities convertible into Common Stock, could result in an issuance that exceeds either 5% of the number of shares of Common Stock or 5% of the voting power outstanding before the issuance.

Section 312.03(c) requires shareholder approval prior to any issuance of Common Stock or securities convertible into or exercisable for Common Stock, in any transaction or series of related transactions if (1) the Common Stock has, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of such Common Stock or securities convertible into or exercisable for Common Stock or (2) if the number of shares of Common Stock to be issued, or will be upon issuance, equal to or in excess of 20% of the number of shares of Common Stock outstanding before the issuance of the Common Stock or of the securities convertible into or exercisable for Common Stock.

As of the Record Date, we had 17,518,900 shares of Common Stock outstanding. If the Company issues shares of Common Stock to holders of Series B Preferred Stock in connection with redemptions of any shares of Series B Preferred Stock, including Related Parties who may purchase at a discount through our “friends and family” program, the aggregate number of shares of Common Stock issued may exceed the 1% and 5% thresholds set forth in Section 312.03(b) and/or the 20% threshold set forth in Section 312.03(c). As a result, we were required to obtain shareholder approval.

The Written Consent executed by the Approving Stockholders pursuant to MGCL Section 2-505 and delivered to us is sufficient to approve the Preferred Redemptions and no further stockholder vote or other action is required.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The tables below set forth the beneficial ownership information of our Common Stock and 8.50% Series A Cumulative Redeemable Preferred Stock (“Series A Preferred Stock”) as of November 30, 2023 for:

●	each person known to us to be the beneficial owner of more than 5% of our shares of Common Stock or Series A Preferred Stock;

●	each of our named executive officers;

●	each of our directors; and

●	all of our executive officers and directors as a group.

Unless otherwise noted below, the address of the persons and entities listed in the table is the address of our Manager’s office, 300 Crescent Court, Suite 700, Dallas, Texas 75201. We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all Common Stock or Series A Preferred Stock reflected as beneficially owned, subject to applicable community property laws.

Beneficial ownership and percentage of beneficial ownership is based on 17,231,913 shares of our Common Stock and 2,000,000 shares of our Series A Preferred Stock outstanding on November 30, 2023. Shares of Common Stock that a person has the right to acquire within 60 days of November 30, 2023 are deemed to be outstanding and beneficially owned by the person for the purpose of computing the percentage of beneficial ownership of that person and any group of which that person is a member, but are not deemed outstanding for the purpose of computing the percentage of beneficial ownership for any other person.

	COMMON STOCK		SERIES A PREFERRED STOCK
NAME	BENEFICIALLY OWNED	PERCENT OF CLASS	BENEFICIALLY OWNED	PERCENT OF CLASS
5% Stockholders:
James Dondero (1)	8,867,206	51.5%	50,163	2.5%
Named Executive Officers and Directors
James Dondero (1)	8,867,206	51.5%	50,163	2.5%
Matt McGraner (2)	142,695	*	-	-
Matthew Goetz (3)	89,164	*	-	-
Scott Kavanaugh	10,987	*	-	-
Edward Constantino	26,737	*	-	-
Dr. Arthur Laffer	50,687	*	-	-
Dr. Carol Swain	0	-	-	-
Catherine Wood	15,906	*	-	-
Brian Mitts (4)	61,191	*	-	-
All Directors and Executive Officers as a group (10 persons) (5)	9,279,037	53.8%	50,163	2.5%
*	Indicates ownership of less than 1%.

(1)

James D. Dondero, NexPoint Advisors, L.P. (“NexPoint”), NexPoint Diversified Real Estate Trust (“NXDT”), NexPoint Real Estate Opportunities, LLC (“NREO”), NexPoint Asset Management, L.P. (“NexPoint Asset Management”), Highland Opportunities and Income Fund (“HFRO”) and Nancy Marie Dondero have sole voting power, shared voting power, sole dispositive power and shared dispositive power with respect to the shares of our Common Stock as follows:

Name of Reporting Person	Sole Voting Power	Shared Voting Power	Sole Dispositive Power	Shared Dispositive Power
James D. Dondero	101,661	8,765,545.20	101,661	8,765,545.20
NexPoint Advisors, L.P.	0	2,863,486.13	0	2,863,486.13
NexPoint Diversified Real Estate Trust	0	2,100,000	0	2,100,000
NexPoint Real Estate Opportunities, LLC	0	2,100,000	0	2,100,000
NexPoint Asset Management, L.P.	0	5,694,671.40	0	5,694,671.40
Highland Opportunities and Income Fund	0	4,372,286.06	0	4,372,286.06
Nancy Marie Dondero	176,380.67	0	176,380.67	0

The shares of Common Stock held by Mr. Dondero are held indirectly through NexPoint and NexPoint Asset Management, a proprietary account and a trust. The shares held by NexPoint are held indirectly through directly or indirectly managed or advised entities, including NXDT and NREO. Mr. Dondero is the sole member of the general partner of NexPoint and may be deemed to be an indirect beneficial owner of shares held by NexPoint. The shares held by NexPoint Asset Management are held indirectly through advised accounts, including HFRO. Mr. Dondero is also the sole stockholder and director of the general partner of NexPoint Asset Management and may be deemed to be an indirect beneficial owner of shares held by NexPoint Asset Management. The shares held by the trust includes shares with respect to which Mr. Dondero has the right to acquire beneficial ownership and he does not serve as trustee of such trust. Such shares also include shares held by a company which is an indirect wholly owned subsidiary of such trust, and a limited liability company in which such trust owns a majority interest. Mr. Dondero disclaims beneficial ownership of all such shares except to the extent of his pecuniary interest therein. The shares held by Ms. Dondero are held by the trust described above for which she is the trustee. Ms. Dondero is the sister of Mr. Dondero and disclaims beneficial ownership of such shares. 2,100,000 shares of our Common Stock are pledged by NREO.

With respect to the shares of Series A Preferred Stock described above, 30,652.32 shares are held by the trust described above and 19,511 shares are held by Drugcrafters, L.P., for which Mr. Dondero is the sole managing member of its general partner. Mr. Dondero has shared voting and dispositive power with respect to the shares of Series A Preferred Stock described above. Mr. Dondero disclaims beneficial ownership of all such shares except to the extent of his pecuniary interest therein.

(2)

Mr. McGraner has sole voting and dispositive power with respect to 140,895 shares of our Common Stock and shared voting and dispositive power with respect to 1,800 shares of our Common Stock held by a limited liability company in which Mr. McGraner owns an indirect minority interest. Mr. McGraner disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(3)

On November 9, 2023, Mr. Goetz resigned from his position as Senior VP- Investments and Assets of the Company. Mr. Goetz’s resignation was not a result of any disagreement with the Company on any matter relating to its operations, policies or practices. Mr. Goetz has sole voting and dispositive power with respect to 89,164 shares of our Common Stock.

(4)

Mr. Mitts has sole voting and dispositive power with respect to 53,347 shares of our Common Stock, 7,748 of which are by a 401(k) plan. Mr. Mitts has shared voting and dispositive power with respect to 96 shares of our Common Stock, which he may be deemed to own through his child.

(5)

In computing the aggregate number of shares beneficially owned and the aggregate percentage ownership by all directors and executive officers as a group, 1,800 shares which may be deemed to be beneficially owned by Mr. Dondero and Mr. McGraner, in each case have not been counted more than once.

HOUSEHOLDING OF MEETING MATERIALS

Some banks, brokers and other record holders may participate in the practice of “householding” information statements, proxy statements and annual reports. This means that, unless stockholders give contrary instructions, only one copy of this information statement may be sent to multiple stockholders of the same Company in each household. The Company will promptly deliver a separate copy of this information statement to you, if you call or write to the Company at the following address or telephone number: NexPoint Real Estate Finance, Inc., 300 Crescent Court, Suite 700, Dallas, Texas 75201, Attn: Corporate Secretary or by telephone at (214) 276-6300.

If you want to receive separate copies in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank or broker, or you may contact the Company at the above address or telephone number.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this information statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. We incorporate by reference the following filings (except for information therein furnished to the SEC that is not deemed to be “filed” for purposes of the Exchange Act):

●	our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 31, 2023;

●

our Quarterly Reports on Form 10-Q for the three months ended March 31, 2023 filed with the SEC on May 11, 2023, the three months ended June 30, 2023 filed with the SEC on August 8, 2023, and the three months ended September 30, 2023 filed with the SEC on November 13, 2023; and

●	our Current Reports on Form 8-K filed with the SEC on February 27, 2023, May 12, 2023, November 2, 2023, November 7, 2023, January 4, 2024 and January 29, 2024.

We will provide, without charge, to each person, including any beneficial owner, to whom an Information Statement is delivered a copy of any and all of the documents incorporated by reference into this Information Statement (including any exhibits that are specifically incorporated by reference in those documents) but not delivered with the Information Statement at no cost upon written or oral request. Any such request can be made by writing or calling us at the following address and telephone number:

NexPoint Real Estate Finance, Inc.
300 Crescent Court, Suite 700
Dallas, Texas 75201
(214) 276-6300
ATTN: Corporate Secretary

OTHER MATTERS

This Information Statement is being provided to you for your information to comply with the Exchange Act requirements. You are urged to read this Information Statement carefully in its entirety. No action is required on your part in connection with this document. No stockholder meeting will be held in connection with this Information Statement.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By order of the Board,

Brian Mitts

Chief Financial Officer, Executive VP-Finance, Secretary and Treasurer

Dallas, Texas

February 1, 2024

Exhibit A
Written Consent

WRITTEN CONSENT OF

THE STOCKHOLDERS OF

NEXPOINT REAL ESTATE FINANCE, INC.

January 31, 2024

The undersigned (the “Approving Stockholders”), collectively the holders of a majority of the voting power of the issued and outstanding shares of common stock, par value $0.01 per share (“Common Stock”) of NexPoint Real Estate Finance, Inc., a Maryland corporation (the “Company”), acting as stockholders of the Company without a meeting pursuant to the authority granted by Section 6.5 of the Articles of Amendment and Restatement of the Company and Section 12 of Article II of the Second Amended and Restated Bylaws of the Company, do hereby consent to and adopt the following resolutions and take the following actions by written consent:

Redemption of Series B Preferred Stock

WHEREAS, on November 2, 2023, the Company launched a continuous offering (the “Offering”) of up to 16,000,000 shares of 9.00% Series B Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”), of the Company;

WHEREAS, shares of the Series B Preferred Stock may be redeemed in certain circumstances for either cash or Common Stock of the Company, with the Company having sole discretion whether to pay the redemption price in cash or in equal value of shares of Common Stock based on the closing price per share of Common Stock for the single trading day prior to the date of redemption;

WHEREAS, pursuant to Section 312.03(b) of the New York Stock Exchange Listed Company Manual (the “NYSE Manual”), prior to the issuance of Common Stock, or securities convertible into or exercisable for Common Stock, in any transaction or series of related transactions, (1) to a director, officer or substantial security holder of the Company (each a "Related Party") if the number of Common Stock to be issued, or if the number of shares of Common Stock into which the securities may be convertible or exercisable, exceeds either 1% of the number of shares of Common Stock or 1% of the voting power outstanding before the issuance, or (2) in which a Related Party has a 5% or greater interest (or such person collectively has a 10% or greater interest), directly or indirectly, in the Company or assets to be acquired or in the consideration to be paid in the transaction or series of related transactions and the present or potential issuance of Common Stock, or securities convertible into Common Stock, could result in an issuance that exceeds either 5% of the number of shares of Common Stock or 5% of the voting power outstanding before the issuance;

WHEREAS, pursuant to Section 312.03(c) of the NYSE Manual, shareholder approval is required prior to any issuance of Common Stock or of securities convertible into or exercisable for Common Stock, in any transaction or series of related transactions if (1) the Common Stock has, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of such Common Stock or securities convertible into or exercisable for Common Stock or (2) if the number of shares of Common Stock to be issued, or will be upon issuance, equal to or in excess of 20% of the number of shares of Common Stock outstanding before the issuance of the Common Stock or of the securities convertible into or exercisable for Common Stock;

WHEREAS, because the issuance of shares of Common Stock in connection with redemptions of any and all of the Series B Preferred Stock (the “Preferred Redemptions”) may exceed the thresholds established by Section 312.03(b) and Section 312.03(c) of the NYSE Manual, the Preferred Redemptions must be approved by a majority of votes cast by stockholders with respect thereto;

WHEREAS, as of the date hereof, the Approving Stockholders collectively own a majority in voting power of the Common Stock of the Company entitled to vote, and therefore hold the requisite voting power to approve the Preferred Redemptions in accordance with Section 312.03(b) and Section 312.03(c) of the NYSE Manual; and

WHEREAS, the Board of Directors of the Company has advised and submitted the Preferred Redemptions to the Company’s stockholders for approval, and the Approving Stockholders have determined to approve the Preferred Redemptions and the transactions relating thereto.

NOW, THEREFORE BE IT RESOLVED, that the Preferred Redemptions be, and hereby are, approved in all respects, including, for avoidance of doubt, for purposes of Section 312.03(b) and Section 312.03(c) of the NYSE Manual; and

FURTHER RESOLVED, that any officer or other duly authorized representative of the Company be, and each of them individually hereby is, authorized, empowered and directed to deliver this written consent to the Company and to take all such other action as may be deemed necessary or advisable to effect the Preferred Redemptions.

[Signature pages follow]

2

IN WITNESS WHEREOF, the undersigned have executed this written consent as of the date first written above, thereby agreeing that the foregoing recitals and resolutions shall be of the same force and effect as if regularly adopted at a duly held special meeting of the Company’s stockholders. This written consent may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. This written consent may be executed by facsimile or email transmission and such facsimile or email transmission shall be valid and binding to the same extent as if it was an original.

/s/ James Dondero
James Dondero

THE DUGABOY INVESTMENT TRUST

By:	/s/ Nancy Dondero
Name:	Nancy Dondero
Title:	Family Trustee

NEXPOINT REAL ESTATE STRATEGIES FUND

By:	/s/ James Dondero
Name:	James Dondero
Title:	President and Principal Executive Officer

HIGHLAND GLOBAL ALLOCATION FUND

By:	/s/ Frank Waterhouse
Name:	Frank Waterhouse
Title:	Treasurer, Principal Financial Officer and Principal Accounting Officer

HIGHLAND OPPORTUNITIES AND INCOME FUND

By:	/s/ Frank Waterhouse
Name:	Frank Waterhouse
Title:	Treasurer, Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer

NEXPOINT REAL ESTATE PARTNERS, LLC

By:	/s/ James Dondero
Name:	James Dondero
Title:	Manager

Signature Page to Written Consent of the Stockholders

NEXPOINT CAPITAL, INC.

By:	/s/ James Dondero
Name:	James Dondero
Title:	President and Principal Executive Officer

NEXPOINT REAL ESTATE OPPORTUNITIES, LLC

By: NexPoint Diversified Real Estate Trust Operating Partnership, L.P., its manager
By: NexPoint Diversified Real Estate Trust OP GP, LLC, its general partner
By: NexPoint Diversified Real Estate Trust, its managing member

By:	/s/ James Dondero
Name:	James Dondero
Title:	President

THE OHIO STATE LIFE INSURANCE COMPANY

By:	/s/ James Dondero
Name:	James Dondero
Title:	President and Chief Executive Officer

Signature Page to Written Consent of the Stockholders